Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vaulted Gold Bullion Trust (the “Trust”) on Form 10-Q for the period ended July 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Deland Kamanga, Managing Director and co-Head, Global Structured Products, of Bank of Montreal, the Initial Depositor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: August 1, 2016

/s/ Deland Kamanga
*Managing Director and co-Head, Global Structured Products

*  The Trust is a trust and Deland Kamanga is signing in his capacity as an officer of Bank of Montreal, the Initial Depositor of the Trust.